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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1999, with respect to the consolidated financial statements of SDL, Inc. included and incorporated by reference in this Amendment No. 1 to Registration Statement (Form S-4) of SDL, Inc. for the registration of shares of its common stock.

  Our audits also included the financial statement schedule of SDL, Inc. for each of the three years in the period ended December 31, 1998 listed in Item 21(b) of this Amendment No. 1 to Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Jose, California
April 16, 1999